EXHIBIT 1.02

RALPH LAUREN CORPORATION

CONFLICT MINERALS REPORT

This Conflict Minerals Report of Ralph Lauren Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013 (the “Reporting Period”).

Rule 13p-1 and Form SD require companies to disclose certain information regarding products that they manufacture, or contract to manufacture, when: (a) those products contain one or more of the minerals gold, columbite-tantalite (coltan), cassiterite, or wolframite, or their derivatives tantalum, tin, and tungsten (the “Conflict Minerals”); (b) those Conflict Minerals are necessary to the functionality or production of those products; and (c) those Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).

Section 1.   Introduction

This report relates to the following product categories (the “Covered Products”):

•	apparel
•	accessories1
•	fragrances
•	home furnishings

After conducting a reasonable country of origin inquiry (the “RCOI”, as described in Form SD), the Company was unable to form the basis for a reasonable belief that none of the Conflict Minerals in the Covered Products originated in a Covered Country or came from scrap or recycled sources.  The Company, therefore, conducted due diligence on the source and chain of custody of the Conflict Minerals in the Covered Products, as described below.

The Company did not directly manufacture the Covered Products but rather contracted for their manufacture.  The Covered Products include products: (a) that were manufactured by certain third parties, including licensees, that affixed the Company’s brand, marks, logo or label to a generic product; and (b) for which the Company exerted sufficient influence over the manufacture of the products such that the Company could be considered to have contracted for their manufacture.

Section 2.   Design of the Company’s Due Diligence Measures

The Company designed its due diligence measures to conform with the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (Second Edition), including the related supplements on gold, tin, tantalum and tungsten.

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1With the exception of watches and fine jewelry produced by Ralph Lauren Watch & Jewelry Company, S.A.R.L, a joint venture in which the Company has a 50% interest.

Section 3.   Due Diligence Measures Performed by the Company

Establishment of Management Systems

Representatives from the following departments were engaged in conducting and overseeing the Company’s due diligence efforts with regard to Conflict Minerals: (i) Global Sourcing, Manufacturing and Production; (ii) Global Quality Assurance & Testing; (iii) Global Human Rights Compliance; and (iv) Legal.

The Company surveyed its raw materials suppliers, vendors, factories, and licensees (the “Supply Chain Participants”) in order to determine the origin of the Conflict Minerals in the Covered Products.  The Company provided information to Supply Chain Participants regarding its due diligence efforts and notified them, through multiple communications, that they were required to provide the information requested in a detailed survey.

The survey used by the Company (the “Conflict Minerals Survey”) incorporated, but was not limited to, questions from the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative Extractives Working Group (the “EICC/GeSI Reporting Template”).  The Company’s distribution of the Conflict Minerals Survey was conducted through the use of an automated software program and/or through manual delivery.

The Company has adopted, and provided its Supply Chain Participants with, a Conflict Minerals Policy that reflects the Company’s commitment to: identify products manufactured for the Company that contain Conflict Minerals; and to engage, and collaborate, with Supply Chain Participants to identify the origin of those minerals.  The Company’s Conflicts Minerals Policy also notes its commitment to deliver products to its consumers that are manufactured in an ethical manner.

Assessment of Risk in the Supply Chain

The Company took the steps described below in order to: (a) assess the risk that Conflict Minerals contained in the Covered Products originated in the Covered Countries; and (b) determine whether the sourcing of those Conflict Minerals may have, directly or indirectly, financed armed groups in the Covered Countries.

The Company conducted an initial review of the results of the RCOI to identify which Supply Chain Participants stated that: (a) they were able to identify the source of any Conflict Minerals provided to the Company; (b) they had “DRC conflict free” policies; and/or (c) they had implemented due diligence measures with regard to the sourcing of Conflict Minerals.  The Company also reviewed the survey responses for completeness, reasonableness, and reliability.  Finally, as necessary, the Company contacted certain Supply Chain Participants in order to seek clarification on specific responses or to request more information.

Based upon this initial review, the Company then conducted further due diligence.  The Company sent additional communications to certain Supply Chain Participants requiring them to provide the following additional information: (a) the name of each smelter from which they, or their suppliers, sourced one or more of the Conflict Minerals; (b) the address of each identified smelter; and (c) whether each identified smelter has been certified as compliant with the auditing requirements of the EICC/GeSI Conflict Free Smelter (“CFS”) Program, the London Bullion Market Association (“LBMA”) Responsible Gold Audit Program and/or the Responsible Jewellery Council (“RJC”) Code of Practices.  The Company then reviewed these responses for completeness, reasonableness, and reliability.

Implementation of Strategies to Respond to Identified Risks

The Company continued to follow up with Supply Chain Participants in order to identify the source and chain of custody of any Conflict Minerals provided to the Company during the Reporting Period.  The Company has sent multiple inquiries to Supply Chain Participants that have not responded to the Company’s inquiries or that have provided incomplete or inconsistent responses.  The Company has also provided additional guidance to certain Supply Chain Participants in order to assist them in understanding what information is being requested.

The Company has documented all correspondence with its Supply Chain Participants and tracked all communication efforts.  The Company has also cross-referenced the responses from Supply Chain Participants with information published by the EICC/GeSI CFS Program, the LBMA Responsible Gold Audit Program, and the RJC.

Finally, the Company has participated in a working group on Conflict Minerals organized by the American Apparel & Footwear Association.

Independent Third-Party Audits

Due to the Company’s position in the supply chain, the Company does not conduct or commission independent third-party audits of the smelters and refiners from which its suppliers source Conflict Minerals.  The Company has relied upon industry initiatives, including the Conflict-Free Sourcing Initiative founded by EICC and GeSI, for independent third-party audit information.

Reporting

With the preparation and release of this report, the Company has published a public report of its due diligence measures with regard to the sourcing of Conflict Minerals.  A copy of this report is available at http://investor.ralphlauren.com.

Section 4.   Product Categorization and Results of Due Diligence

The Company’s due diligence efforts did not clarify whether the Conflict Minerals contained in the Covered Products originated in a Covered Country or came from recycled or scrap sources.  The Company has therefore concluded that the status of all of the Covered Products is “DRC conflict undeterminable.”

Based on the information that was provided by the Company’s Supply Chain Participants and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict

Minerals contained in the Covered Products included, but may not be limited to, the smelters and refineries listed in the chart below.  The chart below reports (a) the name of the smelter or refiner; and (b) whether the listed smelter or refiner has certified by, or included in, an industry initiative seeking to identify “conflict free” sources.

Name of Smelter or Refinery	EICC/GeSI CFS Program & “Compliant Smelter List”	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
Allgemeine Gold und Silberscheideanstalt AG (AGOSI)	Yes	Yes	Yes
Almalyk Mining and Metallurgical Complex (AMMC)	No	No	Yes
AngloGold Ashanti Mineração Ltda	No	No	Yes
Argor-Heraeus SA	Yes	Yes	Yes
Asahi Pretec Corp	Yes	No	Yes
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	No	No	Yes
ATI Metalworking Products	No	No	No
Aurubis AG	No	No	Yes
Banco 77, S.p.A	No	No	No
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	No	No	Yes
Boliden AB	No	No	Yes
Caridad	No	No	Yes
Cendres et Métaux	Yes	No	Yes
Central Bank of the DPR of Korea	No	No	No
Chaozhou Xianglu Tungsten Industry Co Ltd	No	No	No
Chimet SpA	Yes	No	Yes
China Minmetals Corp.	No	No	No
Chongyi Zhangyuan Tungsten Co Ltd	No	No	No
Codelco	No	No	No
Cookson-CLAL, member of Heimerle + Meule GmbH	Yes	Yes	No
CV DS Jaya Abadi	No	No	No
CV Duta Putra Bangka	No	No	No
CV JusTindo	No	No	No

Name of Smelter or Refinery	EICC/GeSI CFS Program & “Compliant Smelter List”	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
CV Makmur Jaya	No	No	No
CV Nurjanah	No	No	No
CV Prima Timah Utama	No	No	No
CV Serumpun Sebalai	No	No	No
CV United Smelting	No	No	No
Dowa	Yes	No	No
EM Vinto	No	No	No
FSE Novosibirsk Refinery	No	No	No
Ganzhou Huaxing Tungsten	No	No	No
Ganzhou Nonferrous Metals Smelting Co. Ltd.	No	No	No
Gejiu Non-ferrous	Yes	No	No
Gejiu Zi-Li	No	No	No
Global Tungsten & Powders Corp	Yes	No	No
Gold Bell Group	No	No	No
HC Starck GmbH	Yes	No	No
Heimerle + Meule GmbH	Yes	No	No
Heraeus Ltd. Hong Kong	Yes	No	Yes
Heraeus Precious Metals GmbH & Co. KG	Yes	No	Yes
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	No	No	Yes
Ishifuku Metal Industry Co., Ltd.	Yes	No	Yes
Istanbul Gold Refinery	Yes	No	Yes
Italpreziosi S.p.A	No	No	No
Japan Mint	No	No	Yes
Jiangxi Copper Company Limited	No	No	Yes
Jiangxi Nanshan	No	No	No
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	No	No	No
Jiangxi Tungsten Industry Co Ltd	No	No	No
Johnson Matthey Inc.	Yes	No	No
Johnson Matthey Limited	Yes	No	Yes
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	No	No	Yes

Name of Smelter or Refinery	EICC/GeSI CFS Program & “Compliant Smelter List”	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
JSC Uralectromed	No	No	Yes
JX Nippon Mining & Metals Co., Ltd	Yes	No	Yes
Kazzinc Ltd	No	No	Yes
Kyrgyzaltyn JSC	No	No	Yes
L' Azurde Company For Jewelry	No	No	Yes
La Société d'Affinage et Apprêts de Métaux Précieux (SAAMP Group)	No	No	No
Liuzhou China Tin	No	No	No
LS-Nikko Copper Inc	Yes	No	Yes
Malaysia Smelting Corp	No	No	No
Materion	Yes	No	No
Matsuda Sangyo Co. Ltd.	Yes	No	Yes
Metallo Chimique	No	No	No
Metalor Technologies (Hong Kong) Ltd.	Yes	No	Yes
Metalor Technologies S.A.	Yes	Yes	Yes
Metalor USA Refining Corporation	Yes	No	Yes
Met-Mex Peñoles, S.A.	No	No	Yes
Mineração Taboca S.A.	Yes	No	No
Minsur	Yes	No	No
Mistubishi Materials Corporation	Yes	No	Yes
Mitsubishi Material	Yes	No	No
Mitsui Mining and Smelting Co., Ltd.	Yes	No	Yes
Moscow Special Alloys Processing Plant	No	No	Yes
Nadir Metal Rafineri San. Ve Tic. A.Ş.	No	No	Yes
Navoi Mining and Metallurgical Combinat	No	No	Yes
Nihon Kagaku Sangyo Co., Ltd	No	No	No
Novosibirsk	No	No	No
Ohio Precious Metals LLC.	Yes	No	Yes
OJSC Kolyma Refinery	No	No	Yes
OMSA	Yes	No	No

Name of Smelter or Refinery	EICC/GeSI CFS Program & “Compliant Smelter List”	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
PAMP SA	Yes	Yes	Yes
Prioksky Plant of Non-Ferrous Metals	No	No	Yes
Progold S.p.A.	No	Yes	No
PT Alam Lestari Kencana	No	No	No
PT Aneka Tambang (Persero) Tbk	No	No	Yes
PT Artha Cipta Langgeng	No	No	No
PT Babel Inti Perkasa	No	No	No
PT Babel Surya Alam Lestari	No	No	No
PT Bangka Kudai Tin	No	No	No
PT Bangka Putra Karya	No	No	No
PT Bangka Timah Utama Sejahtera	No	No	No
PT Belitung Industri Sejahtera	No	No	No
PT BilliTin Makmur Lestari	No	No	No
PT Bukit Timah	Yes	No	No
PT Eunindo Usaha Mandiri	No	No	No
PT Fang Di MulTindo	No	No	No
PT HP Metals Indonesia	No	No	No
PT Koba Tin	No	No	No
PT Mitra Stania Prima	No	No	No
PT Refined Banka Tin	No	No	No
PT Sariwiguna Binasentosa	No	No	No
PT Stanindo Inti Perkasa	No	No	No
PT Sumber Jaya Indah	No	No	No
PT Tambang Timah	No	No	No
PT Timah	Yes	No	No
PT Timah Nusantara	No	No	No
PT Tinindo Inter Nusa	No	No	No
PT Yinchendo Mining Industry	No	No	No
PX Precinox SA	No	Yes	Yes
Raffineria Metalli Riboldi SRL	No	No	No
Rand Refinery (Pty) Ltd	Yes	No	Yes
Royal Canadian Mint	Yes	No	Yes
Schone Edelmetaal	No	No	Yes
SEMPSA Joyeria Plateria SA	Yes	No	Yes
Shandong Zhaojin Gold & Silver Refinery Co., Ltd	No	No	Yes

Name of Smelter or Refinery	EICC/GeSI CFS Program & “Compliant Smelter List”	Responsible Jewellery Council Certified Member	LBMA Responsible Gold Audit Program
Sichuan Metals & Materials Imp & Exp Co	No	No	No
SOE Shyolkovsky Factory of Secondary Precious Metals	No	No	Yes
Solar Applied Materials Technology Corp.	Yes	No	Yes
Sumitomo Metal Mining Co., Ltd.	Yes	No	Yes
Tanaka Kikinzoku Kogyo K.K.	Yes	No	Yes
Thaisarco	Yes	No	No
The Great Wall Gold and Silver Refinery of China	No	No	No
The Refinery of Shandong Gold Mining Co., Ltd	No	No	Yes
Tokuriki Honten Co., Ltd	Yes	No	Yes
Umicore Brasil Ltda	No	No	Yes
Umicore Precious Metal Refining	Yes	No	Yes
Umicore SA Business Unit Precious Metals Refining	Yes	No	Yes
United Precious Metals Refining	Yes	No	No
Valcambi SA	Yes	No	Yes
VV SA Varinor	No	Yes	No
Western Australian Mint Trading (The Perth Mint)	Yes	No	Yes
Wolfram Bergbau und Hütten AG	Yes	No	No
Wolfram Company CJSC	Yes	No	No
Xiamen Tungsten Co.	Yes	No	No
Xstrata Canada Corporation	No	No	No
Yunnan Chengfeng	No	No	No
Yunnan Tin Company Limited	No	No	No
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	No	No	Yes
Zijin Mining Group Co. Ltd.	No	No	Yes

The Company does not have sufficient information to determine the country of origin of the Conflict Minerals in the Covered Products.

Section 5.   Future Steps to Improve Due Diligence

The Company will continue to communicate its requirement that all Supply Chain Participants must complete a Conflict Mineral Survey and provide a list of the facilities used to process any Conflict Minerals contained in products provided to the Company.  The Company will also continue to monitor any changes in its supply chain that may impact the Company’s classification of Covered Products as “DRC conflict undeterminable.”

Over time, the Company anticipates that the amount of information available on the sourcing of Conflict Minerals will increase.  The Company expects that this change will improve its ability to identify the origin of any Conflict Minerals contained in its products.  The Company will continue to make inquiries regarding the origins of the Conflict Minerals used by its Supply Chain Participants and will undertake additional fact gathering and risk assessments when potentially relevant changes in facts or circumstances are identified.

In addition, the Company has updated its Conflict Mineral Survey based upon the survey responses it received for the Reporting Period.  These updates are intended to extract more comprehensive answers regarding the source and chain of custody of any Conflict Minerals provided to the Company.

Finally, the Company recognizes that many of its Supply Chain Participants are working to establish and refine their own due diligence processes with regard to Conflict Minerals.  The Company will continue to work with Supply Chain Participants that are undertaking such efforts with the goal of improving the traceability of Conflict Minerals throughout the supply chain.

Section 6.   Independent Private Sector Audit

For 2013, the Company has classified the Covered Products as “DRC conflict undeterminable.”  No independent private sector audit is required.